Exhibit 10.3

EXECUTION COPY

FIRST AMENDMENT

TO
FIRST AMENDED AND RESTATED CREDIT AGREEMENT

dated as of

July 18, 2008

among

GENESIS CRUDE OIL, L.P.,
as the Borrower,

GENESIS ENERGY, L.P.,
as the Parent,

and

the Lenders Party Hereto

FORTIS CAPITAL CORP.,
as Administrative Agent,

DEUTSCHE BANK SECURITIES INC.,
as Syndication Agent,

and

BANK OF AMERICA, N.A.,
U.S. BANK NATIONAL ASSOCIATION,
WACHOVIA BANK, NATIONAL ASSOCIATION,
BMO CAPITAL MARKETS FINANCING, INC.,
ROYAL BANK OF CANADA, and
SUNTRUST BANK,
as Co-Documentation Agents

FIRST AMENDMENT TO FIRST AMENDED AND RESTATED CREDIT AGREEMENT

THIS FIRST AMENDMENT TO FIRST AMENDED AND RESTATED CREDIT AGREEMENT (this “First Amendment”) dated as of July 18, 2008, is by and among GENESIS CRUDE OIL, L.P., a Delaware limited partnership (the “Borrower”), GENESIS ENERGY, L.P., a Delaware limited partnership (the “Parent”), FORTIS CAPITAL CORP., as administrative agent (in such capacity, together with its successors in such capacity, the “Administrative Agent”) for the lenders party to the Credit Agreement referred to below (collectively, the “Lenders”), and the undersigned Lenders.

R E C I T A L S

A.            The Borrower, the Parent, the Lenders, the Administrative Agent and the other agents referred to therein are parties to that certain First Amended and Restated Credit Agreement dated as of May 30, 2008 (as amended, supplemented or otherwise modified from time to time prior to the date hereof, the “Credit Agreement”), pursuant to which the lenders party thereto have made certain Loans and provided certain Commitments (subject to the terms and conditions thereof) to the Borrower.

B.             In connection with the Grifco Transaction (as defined below), the Parent has entered into the Grifco Contribution and Sale Agreement (as defined below) pursuant to which it will invest in the Grifco Joint Ventures (as defined below) and consummate the other transactions therein described.

C.             The Parent and the Borrower wish, and the Lenders signatory hereto and the Administrative Agent are willing, to amend the Credit Agreement in connection therewith.

NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Section 1.               Defined Terms.  Each capitalized term used herein but not otherwise defined herein has the meaning given such term in the Credit Agreement.  Unless otherwise indicated, all article, schedule, exhibit and section references in this First Amendment refer to articles and sections of the Credit Agreement.

As used in this First Amendment, the following term has the meaning specified below:

“First Amendment Effective Date” has the meaning assigned to such term in Section 3 hereof.

Section 2.               Amendments to Credit Agreement.

2.1           Amendments to Section 1.01 (Defined Terms).

(a)            The definition of “Agreement” is hereby amended and restated in its entirety to read as follows:

“Agreement” means the Existing Credit Agreement, as amended and restated by this First Amended and Restated Credit Agreement, as further amended by the First Amendment, as the same may from time to time be amended, modified, restated, or replaced from time to time, and any annexes, exhibits and schedules to any of the foregoing.

(b)            The definition of “Consolidated EBITDA” is hereby amended as follows:

(i) by adding the words “(including impairment of assets, as contemplated in the Statement of Financial Accounting Standards No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets”),” at the end of clause (iii);

(ii) by amending and restating clause (iv) as follows:

“any deferred or non-cash equity compensation or stock option or similar compensation expense, including all expense recorded for the Parent’s equity appreciation rights plan in excess of cash payments for exercised rights; provided, however, that actual cash payments made with respect to such deferred compensation shall reduce Consolidated EBITDA in the period in which such payment is made,”;

(iii) by adding a new clause (v) as follows:

“solely for the fourth quarter of 2007, $2,100,000 in compensation/severance expenses relating to a one-time payment to a former employee in connection with his severance,” and

(iv) by renumbering the existing clauses (v) and (vi) as clauses (vi) and (vii), respectively.

(c)            The name of each of the defined terms “First Amendment”, “First Amendment Foreign Subsidiaries” and “First Amendment Unrestricted Subsidiaries” is hereby replaced with the name “Existing Agreement First Amendment”, “Existing Agreement First Amendment Foreign Subsidiaries” and “Existing Agreement First Amendment Unrestricted Subsidiaries”, respectively, and in each occurrence of such defined term in the Agreement, and each such defined term shall be placed in correct alphabetical order.  Other than such modification of the name of each such defined term, each such defined term shall remain unchanged.

(d)            The definition of “Non-Recourse Obligations” is hereby amended by adding the words “and 5.10(c)(iii)(x)” after both occurrences of the words “Section 6.01(h)”.

(e)            The definition of “Permitted Joint Venture” is hereby amended by deleting the period at the end and adding the words “; provided, however, that the Grifco Joint Ventures shall be deemed to be Permitted Joint Ventures upon delivery of the certification required by clause (f)(ii) above on behalf of each such Joint Venture.  Regardless of whether the financial statements of any Grifco Joint Venture shall be required, in accordance with GAAP, to be consolidated with those of the Parent, such Grifco Joint Venture shall not constitute a “subsidiary” for purposes of this Agreement until such time as such Grifco Joint Venture meets the requirements of clause (a) of the definition thereof, at which time such Grifco Joint Venture shall become an “Unrestricted Subsidiary” for all purposes under this Agreement.”

(f)             The following definitions are hereby added to Section 1.01 of the Credit Agreement where alphabetically appropriate:

“Davison Unit Repurchase” means the repurchase on the date hereof by the Parent of 837,690 common units of the Parent for $16,666,667 from one or more Persons party to the Davison Contribution and Sale Agreement (or such Person’s subsequent transferees).

“DG JV” means DG JV, LLC, a Delaware limited liability company.

“DG Marine Holdings” means DG Marine Holdings, LLC, a Delaware limited liability company.

“DG Marine Transportation” means DG Marine Transportation, LLC, a Delaware limited liability company.

“DG Marine Transportation Employee Benefit Arrangements” means the participation by employees of DG Marine Transportation in the health, welfare and 401(k) plans of Parent and the General Partner, and DG Marine Transportation’s reimbursement to Parent and/or the General Partner in respect of additional costs incurred thereby related to such participation in accordance with Section 5.16(a).

“DG Marine Transportation Subordinated Debt” means the debt issued pursuant to that certain senior subordinated credit agreement, dated as of the date hereof, between DG Marine Transportation, as Borrower, and Genesis Marine, as Lender having the terms set forth in Exhibit A to the First Amendment, with other terms not set forth in Exhibit A being satisfactory to the Arrangers.

“First Amendment” means the First Amendment to First Amended and Restated Credit Agreement, dated as of July 18, 2008, among the Borrower, the Parent, the Administrative Agent, the Lenders party thereto, and the other agents and parties thereto.

“First Amendment Effective Date” has the meaning assigned to such term in the First Amendment.

“Genesis Marine” means Genesis Marine Investments, LLC, a Delaware limited liability company.

“Grifco Agreements” means the Grifco Contribution and Sale Agreement and the Grifco Omnibus Agreement.

“Grifco Agreement Contribution” means the contribution and assignment by each of Parent and Genesis Marine of certain of their rights and obligations under the Grifco Agreements to DG Marine Transportation.

“Grifco Contribution and Sale Agreement” means the Contribution and Sale Agreement, dated June 11, 2008, by and among Grifco Transportation, Ltd., Grifco Transportation and Shore Thing, Ltd., as Sellers, Genesis Marine, as Investor, Parent and TD Marine.

“Grifco Parent Guaranty” means the Guaranty by Parent of Genesis Marine’s obligations under the Grifco Contribution and Sale Agreement.

“Grifco Joint Ventures” means DG JV, DG Marine Holdings, DG Marine Transportation and Grifco Transportation and their subsidiaries.

“Grifco Joint Ventures Administrative Arrangements” means the provision by Parent and its Affiliates of certain administrative-type services and other arrangements to the Grifco Joint Ventures, including employee benefit arrangements, administrative relationships and performance guarantees, the value of which does not exceed $3,000,000, for which Parent and the applicable Affiliate of Parent are reimbursed by the applicable Grifco Joint Venture for costs incurred by Parent or such Affiliate of Parent related to the provision of such services in accordance with Section 5.16(b).

“Grifco Omnibus Agreement” means the Omnibus Agreement, dated June 11, 2008, by and among TD Marine, James E. Davison, Steven K. Davison, and Todd A. Davison, as the Davison Parties, and Parent and Genesis Marine, as the Genesis Parties.

“Grifco Transaction” means the transaction contemplated by the Grifco Contribution and Sale Agreement, including the acquisition of the Grifco inland marine transportation business, as more fully described in the Grifco Contribution and Sale Agreement.

“Grifco Transportation” means Grifco Transportation Two Ltd., a Texas limited partnership.

“TD Marine” means TD Marine, LLC, a Delaware limited liability company.

2.2           Amendment to Section 2.09 (Termination and Reduction of Committed Amounts).  Section 2.09 is hereby amended by replacing the last sentence of subsection (c) thereof with “Any termination of the aggregate Committed Amounts, or reduction of any portion thereof, including pursuant to Section 2.11(d), shall be permanent.”

2.3           Amendment to Section 2.11 (Prepayment of Loans).  Section 2.11 is hereby amended by adding a new subsection (d) thereto which reads as follows: “(d) If, at any time, the Borrower or Finance Co is required to make a prepayment of any unsecured Indebtedness permitted by Section 6.01(j) required as the result of a “change of control”, the Committed Amounts shall be permanently reduced by the amount of such prepayment that would otherwise be required to be made pursuant to the terms of such unsecured Indebtedness.  If such reduction in the Committed Amounts results in the total Revolving Credit Exposure outstanding at such time exceeding the Available Amount, then the Borrower shall prepay the Loans to the extent of such excess on the date such excess first occurs and, if such prepayment does not result in such excess being $0 because of outstanding Letters of Credit, then the Borrower shall cash collateralize such Letters of Credit pursuant to Section 2.06(j) to the extent of such remaining excess.  Each such reduction and prepayment shall be applied ratably to the Committed Amount and Loans of each Lender.  Each such prepayment shall be accompanied by accrued interest to the extent required by Section 2.13 and any break funding payments required by Section 2.16(a).”

2.4           Addition of New Section 5.16.  A new Section 5.16 is hereby added as follows: “It will cause (a) DG Marine Transportation to reimburse Parent and/or the General Partner, as applicable, for costs incurred by Parent and/or the General Partner in connection with the DG Marine Transportation Employee Benefit Arrangements and (b) the applicable Grifco Joint Venture to reimburse Parent and/or the applicable Affiliate of Parent, as applicable, for costs incurred by Parent and/or such Affiliate of Parent in connection with the Grifco Joint Ventures Administrative Arrangements.”

2.5           Amendment to Section 6.01(e) (Indebtedness).  Section 6.01(e) is hereby amended and restated in its entirety as follows: “(e) Guarantees by any Borrower Party of (i) up to an aggregate of $7,500,000 of Indebtedness of the Sandhill Joint Venture outstanding at any time, (ii) up to an additional aggregate $10,000,000 of Indebtedness of one or more Joint Ventures, including the Sandhill Joint Venture, outstanding at any time, and (iii) certain obligations of each of Parent and Genesis Marine under the Grifco Contribution and Sale Agreement after the Grifco Agreement Contribution;”

2.6           Amendment to Section 6.01(j) (Indebtedness).  Section 6.01(j) is hereby amended and restated in its entirety as follows: “(j) other unsecured Indebtedness; provided that (i) such Indebtedness shall (A) not mature earlier than six (6) months after the Maturity Date, (B) have no financial maintenance covenants that are more restrictive than those in this Agreement, (C) have no other covenants or events of default that are more restrictive than those in this Agreement and (D) have no prepayment provisions other than prepayments required as a result of a “change of control” and which are subordinated to the prepayment of the Loans (with the Arrangers being satisfied with such subordination); and (ii) no Default or Event of Default exists or would exist immediately after the issuance of such Indebtedness.”

2.7           Amendment to Section 6.02 (Liens).  Section 6.02 is hereby amended by replacing “Section 5.10(c)(x)” in clause (g) with “Section 5.10(c)(iii).

2.8           Amendment to Section 6.04 (Investments, Loans, Advances, and Guarantees).  Section 6.04 is hereby amended by (i) replacing the word “and” at the end of clause (d)(i) with a comma, (ii) replacing the semi-colon at the end of clause (d)(ii) with a comma and the word “and”, (iii) adding a new clause (d)(iii) that reads “Genesis Marine under the Grifco Contribution and Sale Agreement or the Grifco Joint Ventures Administrative Arrangements.”, (iv) deleting the word “and” at the end of clause (j), (v) deleting the period and adding a semi-colon and the word “and” at the end of clause (k), (vi) adding a new clause (l) that reads “the Grifco Agreement Contribution; and”, and (vii) adding a new clause (m) that reads “Investments in the Grifco Joint Ventures in an amount not to exceed $60,000,000 at any one time outstanding (which amount shall include any consideration paid for the initial investment in the Grifco Joint Ventures) in the form of capital contributions or other equity investments, the DG Marine Transportation Subordinated Debt, or a combination of both capital contributions or other equity investments and the DG Marine Transportation Subordinated Debt; provided, however, that the initial $24,500,000 of such Investments shall be in the form of capital contributions or other equity investments.”.

2.9           Amendment to Section 6.06 (Sale of Assets).  Section 6.06 is hereby amended by (i) deleting “and” at the end of clause (g), (ii) deleting the period and adding “; and” at the end of clause (h), (iii) adding a new clause (i) that reads “the Grifco Agreement Contribution; and”, and (iv) adding a new clause (j) that reads “the disposition of the Borrower’s refinery service assets at the CITGO Refinery in Corpus Christi, Texas in consideration for CITGO renewing its refinery services contract with a Subsidiary of the Borrower for ten (10) years.”

2.10         Amendment to Section 6.08 (Restricted Payments).  Section 6.08 is hereby amended and restated in its entirety as follows:

“It will not, and will not permit any of its Restricted Subsidiaries to, declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment, except (a) any Restricted Subsidiary of the Borrower may declare and make Restricted Payments to the Borrower and its Restricted Subsidiaries, and NEJD SPE 1 may declare and make Restricted Payments to the Parent, (b) the Borrower may make Restricted Payments to holders of its Equity Interests and the Parent may make Restricted Payments to the owners of its Equity Interests once per fiscal quarter, in each case set forth in this clause (b), to the extent of the amount of Distributable Cash for such quarter, and (c) the Borrower may make the Davison Unit Repurchase; provided, with respect to clauses (a), (b) and (c) above, that no Default has occurred and is continuing or would result therefrom.”

2.11         Amendment to Section 6.09 (Transactions with Affiliates).  Section 6.09 is hereby amended by deleting the period at the end of such section and replacing it with the words “; provided, however, that each of (i) the DG Marine Transportation Employee Benefit Arrangements, (ii) the Grifco Agreement Contribution, (iii) the Davison Unit Repurchase, (iv) the Investments in the Grifco Joint Ventures as permitted and limited by Section 6.04(m) (including the DG Marine Transportation Subordinated Debt), and (v) the Grifco Joint Ventures Administrative Arrangements shall each be permitted transactions under this Section 6.09 notwithstanding the restrictions set forth above.

2.12         Amendment to Section 6.11 (Limitation on Modifications of Material Agreements).  Section 6.11 is hereby amended by replacing the last three lines thereof as follows:

“Documents of NEJD SPE 2) to the extent that (i) amendments to Material Agreements evidencing Indebtedness permitted by Section 6.01(j) or evidencing the DG Marine Transportation Subordinated Debt do not materially adversely affect the rights of the Administrative Agent or the Lenders and (ii) amendments to Material Agreements other than those evidencing Indebtedness permitted by Section 6.01(j) or evidencing the DG Marine Transportation Subordinated Debt do not materially and adversely effect the Parent or other Borrower Parties.”

2.13         Amendment to Section 6.12 (Creation of Subsidiaries).  Section 6.12 is hereby amended and restated as follows:

“(a)          It will not, and will not permit any of its subsidiaries to, at any time create or acquire any (i) Restricted Subsidiary unless (1) such Restricted Subsidiary is a Wholly Owned Subsidiary of Borrower (or, in the case of Finance Co or NEJD SPE 1, a Wholly Owned Subsidiary of the Parent), (2) it has caused such Restricted Subsidiary to comply with the requirements of Sections 5.10 and 5.11, and (3) such creation or acquisition complies with Section 6.04; (ii) Unrestricted Subsidiary or Joint Venture except as permitted pursuant to Section 6.04; or (iii) any Foreign Subsidiary (other than the Existing Agreement First Amendment Foreign Subsidiaries) without the prior written consent of the Required Lenders. Notwithstanding the foregoing, it will not permit any Unrestricted Subsidiary to own, directly or indirectly, any Equity Interests in any Restricted Subsidiary; and

(b)            It will not permit any of its Joint Ventures to at any time create or acquire any  Restricted Subsidiary, Unrestricted Subsidiary or Foreign Subsidiary without the prior written consent of the Required Lenders.”

2.14         Amendment to Section 6.19 (Prepayments on Indebtedness).  Section 6.19 is hereby amended and restated in its entirety as follows:

“It will not and will not permit any of its Restricted Subsidiaries to, directly or indirectly make (or give any notice in respect of) any voluntary or optional payment or prepayment on or redemption or acquisition for value of, any prepayment or redemption as a result of any asset sale, change of control or similar event of, any outstanding Indebtedness, except prepayments of (i) the Secured Obligations, (ii) prepayments of immaterial Indebtedness in the ordinary course of business, (iii) prepayments of the Indebtedness permitted by Section 6.01(j) required as the result of a “change of control”, provided that any such prepayment is made in accordance with the terms of Section 2.11(d), or (iv) as otherwise permitted by this Agreement.”

2.15          Amendment to Schedules.  Schedules 3.14 and 3.19(c) are hereby amended and replaced in their entirety with Schedules 3.14 and 3.19(c) attached hereto, with each such schedule giving effect to the consummation of the Grifco Transaction.

Section 3.                Conditions Precedent.  This First Amendment shall not become effective until the date (the “First Amendment Effective Date”) on which each of the following conditions is satisfied (or waived in accordance with Section 10.02 of the Credit Agreement):

(a)            The Administrative Agent shall have received a certificate of an Authorized Officer of the Parent certifying:  (i) that the Grifco Transaction will be consummated concurrently with the effectiveness of this First Amendment and substantially in accordance with the terms of the Grifco Agreements (with all of the material conditions precedent thereto having been satisfied in all material respects by the parties thereto) and in all material respects in accordance with all applicable Governmental Requirements and (ii) that attached thereto are true and complete executed copies of the Grifco Agreements.

(b)            The Administrative Agent shall have received a certificate of a Responsible Officer of the Parent satisfying the requirements of clause (f)(ii) of the definition of “Permitted Joint Venture”.

(c)            The Administrative Agent shall have received from the Lenders required by the Credit Agreement, the Parent, and the Borrower, executed counterparts (in such number as may be requested by the Administrative Agent) of this First Amendment and all schedules, exhibits and annexes to the foregoing.

(d)            The Administrative Agent, the Arrangers and the Lenders shall have received all fees and other amounts due and payable on or prior to the First Amendment Effective Date (including the amendment fee), including, to the extent invoiced, reimbursement or payment of all out of pocket expenses required to be reimbursed or paid by the Borrower hereunder.

(e)            The Administrative Agent shall have received a favorable written opinion (addressed to the Administrative Agent and the Lenders and dated the First Amendment Effective Date) of Akin Gump Strauss Hauer & Feld LLP, counsel for the Borrower Parties and the Grifco Joint Ventures, and covering such other matters relating to the Borrower Parties, the Credit Agreement, the First Amendment, or the other Loan Documents being executed in connection therewith as the Required Lenders shall reasonably request.

(f)             The organizational structure of the Parent and the Subsidiaries, both before and after giving effect to the Grifco Transaction, shall be reasonably satisfactory to the Administrative Agent.

(g)            The Administrative Agent shall have received a certificate, dated the First Amendment Effective Date and signed by the President, a Vice President or a Financial Officer of the Borrower, certifying compliance with Section 3.17 of the Credit Agreement as of the First Amendment Effective Date after giving effect to the transactions contemplated by this First Amendment.

(h)            The Administrative Agent shall have received a certificate of a Responsible Officer of the Borrower either (i) attaching copies of all consents, licenses and approvals required in connection with the execution, delivery and performance by and the validity against each Borrower Party of this First Amendment and the Loan Documents being executed in connection therewith and to which it is a party and such consents, licenses and approvals shall be in full force and effect, or (ii) stating that no such consents, licenses or approvals are so required.

(i)             The Administrative Agent shall have received a certificate of a Responsible Officer of the Borrower either (i) attaching copies of all material consents, licenses and approvals required in connection with the execution, delivery and performance by and the validity against each Borrower Party of the Grifco Agreements and such consents, licenses and approvals shall be in full force and effect, or (ii) stating that no such consents, licenses or approvals are so required.

(j)             The Administrative Agent shall have received and be reasonably satisfied with copies of all Material Agreements related to the Grifco Transaction that are in effect on the First Amendment Effective Date.

(k)            The Administrative Agent shall have received such other documents as the Administrative Agent or special counsel to the Administrative Agent may reasonably request.

The Administrative Agent shall notify the Borrower and the Lenders of the First Amendment Effective Date, and such notice shall be conclusive and binding.

Without limiting the generality of the provisions of Article IX of the Credit Agreement, for purposes of determining compliance with the conditions specified in this Section 3, each Lender that has signed this First Amendment shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to the Administrative Agent, the Arrangers, the Issuing Banks or the Lenders unless the Administrative Agent shall have received notice from such Lender prior to the proposed First Amendment Effective Date specifying its objection thereto.

Section 4.                Miscellaneous.

4.1            Confirmation.  The provisions of the Loan Documents, as amended by this First Amendment, shall remain in full force and effect in accordance with their terms following the effectiveness of this First Amendment.

4.2            Ratification and Affirmation; Representations and Warranties.  Each Borrower Party hereby (a) ratifies and affirms its obligations under, and acknowledges, renews and extends its continued liability under, each Loan Document to which it is a party and agrees that each Loan Document to which it is a party remains in full force and effect, except as expressly amended hereby, notwithstanding the amendments contained herein and (b) represents and warrants to the Lenders that as of the date hereof, after giving effect to the terms of this First Amendment:  (i) all of the representations and warranties contained in each Loan Document to which it is a party are true and correct, except to the extent any such representations and warranties are expressly limited to an earlier date, in which case, such representations and warranties shall continue to be true and correct as of such specified earlier date as supplemented or subject to such qualifications as are set forth in the applicable Schedule(s) as of the Effective Date (provided, that with respect to the representations and warranties set forth in Section 3.14, 3.18(a) and 3.20 that are expressly limited to the Effective Date, such representations and warranties are true and correct as of the First Amendment Effective Date without giving effect to such limitation as supplemented or subject to such qualifications as are set forth in the applicable Schedule(s) as of the First Amendment Effective Date) and (ii) no Default has occurred and is continuing.

4.3            Credit Document.  This First Amendment and each agreement, instrument, certificate or document executed by the Borrower Parties or any of their respective officers in connection therewith are “Loan Documents” as defined and described in the Credit Agreement and all of the terms and provisions of the Loan Documents relating to other Loan Documents shall apply hereto and thereto.

4.4            Counterparts.  This First Amendment may be executed by one or more of the parties hereto in any number of separate counterparts, and all of such counterparts taken together shall be deemed to constitute one and the same instrument.  Delivery of this First Amendment by facsimile transmission shall be effective as delivery of a manually executed counterpart hereof.

4.5           NO ORAL AGREEMENT.  THIS FIRST AMENDMENT, THE CREDIT AGREEMENT AND THE OTHER LOAN DOCUMENTS EXECUTED IN CONNECTION HEREWITH AND THEREWITH REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR UNWRITTEN ORAL AGREEMENTS OF THE PARTIES.  THERE ARE NO SUBSEQUENT ORAL AGREEMENTS BETWEEN THE PARTIES.

4.6            GOVERNING LAW.  THIS FIRST AMENDMENT (INCLUDING, BUT NOT LIMITED TO, THE VALIDITY AND ENFORCEABILITY HEREOF) SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

[SIGNATURES BEGIN NEXT PAGE]

IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be duly executed as of the date first written above.

BORROWER:

GENESIS CRUDE OIL, L.P.

By:	GENESIS ENERGY, INC., its general partner

	By:	/s/ Ross A. Benavides

Ross A. Benavides, Chief Financial Officer

PARENT:

GENESIS ENERGY, L.P.

By:	GENESIS ENERGY, INC., its general partner

	By:	/s/ Ross A. Benavides

Ross A. Benavides, Chief Financial Officer

ADMINISTRATIVE AGENT, ARRANGER AND LENDER:

FORTIS CAPITAL CORP.

By:	/s/ David Montgomery
Name:	David Montgomery
Title:	Director

By:	/s/ Illene Folwer
Name:	Illene Fowler
Title:	Director

ARRANGER:

DEUTSCHE BANK SECURITIES INC.

By:	/s/ David E. Sisler
Name:	David E. Sisler
Title:	Director

By:	/s/ Robert M. Wood, Jr.
Name:	Robert M. Wood, Jr.
Title:	Director

LENDER:

DEUTSCHE BANK TRUST COMPANY
AMERICAS

By:	/s/ Marcus M. Tarkington
Name:	Marcus M. Tarkington
Title:	Director

By:	/s/ Dusan Lazarov
Name:	Dusan Lazarov
Title:	Vice President

BANK OF AMERICA, N.A.

By:	/s/ Stephen J. Hoffman
Name:	Stephen J. Hoffman
Title:	Managing Director

WACHOVIA BANK, NATIONAL
ASSOCIATION

By:	/s/ Leanne S. Phillips
Name:	Leanne S. Phillips
Title:	Director

BMO CAPITAL MARKETS FINANCING, INC.

By:	/s/ James V. Ducote
Name:	James V. Ducote
Title:	Director

GUARANTY BANK

By:	/s/ W. David McCarver IV
Name:	W. David McCarver IV
Title:	Vice President

ROYAL BANK OF CANADA

By:	/s/ Jason S. York
Name:	Jason S. York
Title:	Authorized Signatory

SUNTRUST BANK

By:	/s/ Carmen J. Malizia
Name:	Carmen J. Malizia
Title:	Vice President

AMEGY BANK NATIONAL ASSOCIATION

By:	/s/ W. Bryan Chapman
Name:	W. Bryan Chapman
Title:	Senior Vice President

STERLING BANK

By:	/s/ David W. Phillips
Name:	David W. Phillips
Title:	Senior Vice President